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                                  EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of
NCO Group, Inc. on Form S-8 (File No.          ) of our report dated March 7,
1997, on our audits of the consolidated financial statements of NCO Group, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, 1994, which report is included in NCO Group, Inc.'s 1996 Annual Report on Form 10-K.



/s/ COOPERS & LYBRAND L.L.P.


Philadelphia, Pennsylvania
December 18, 1997